EXHIBIT 23.1




                         Independent Auditors' Consent



The Board of Directors

SeraCare Life Sciences, Inc.:

     We consent to the use of our report dated November 22, 2002, with respect to the balance sheet of SeraCare Life Sciences, Inc. as of September 30, 2002, and the related statements of operations, stockholders' equity, and cash flows for the year then ended incorporated by reference herein in this Form S-8 registration statement.


/s/ KPMG LLP

San Diego, California
November 18, 2003